UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 10, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

On March 10, 2006, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved 2005 cash bonus awards, restricted share awards, restricted share unit awards and 2006 base salaries for the Company’s Chief Executive Officer and the other members of the Company’s Office of the Chairman, other than Jonathan Weller, who will be retiring on April 15, 2006 (collectively, the “Named Executive Officers”). Determinations with respect to the 2006 annual incentive plan were made for the Named Executive Officers on February 23, 2006 and disclosed in a Current Report on Form 8-K filed on March 1, 2006.

2005 Cash Bonus Awards

The Compensation Committee approved the payment of cash bonus awards to each of the Named Executive Officers for the year ended December 31, 2005. The awards were based on the achievement by the Company of predetermined performance levels for 2005 and the Committee’s assessment of each executive’s individual performance.

The following table sets forth the cash bonus amounts awarded for 2005 for the Named Executive Officers:

Name	2005 Cash Bonus

Ronald Rubin	$ 158,080
George F. Rubin	$ 113,818
Edward A. Glickman	$ 136,800
Joseph F. Coradino	$ 113,818

2005 Long Term Incentive Plan Awards

The Compensation Committee also approved long term incentive plan awards to each of the Named Executive Officers. The Committee made one half of these awards in the form of restricted shares, and one half of these awards in the form of performance-contingent restricted share units, or RSUs, under the Company’s 2006-2008 Restricted Share Unit Program. The RSU portion of the award represents the right to earn common shares in the future depending on the Company’s relative total return to shareholders during the three year period beginning January 1, 2006 and ending December 31, 2008 (the “Measurement Period”).

Restricted Shares. With respect to the portion of the awards made in the form of restricted shares, these shares generally will vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. As to 1,477 of the restricted shares awarded to each of George F. Rubin and Joseph F. Coradino, the shares will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they were vested.

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The following table sets forth the number of restricted shares granted to the Named Executive Officers:

Name	Number of Restricted Shares	Dollar Value (1)

Ronald Rubin	9,478	$385,000
George F. Rubin	7,336	$298,000
Edward A. Glickman	6,721	$273,000
Joseph F. Coradino	7,336	$298,000

(1) The dollar values shown are based on the 20 day average closing price of the Company’s common shares through the day prior to the date of the awards.

The grants of restricted shares were made pursuant to the terms of the 2003 Equity Incentive Plan, as amended, and the form of Restricted Share Award. The 2003 Equity Incentive Plan was filed as Appendix D to the Company’s Form S-4/A on October 1, 2003 and is incorporated herein by reference. The form of Restricted Share Award was filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2004 and is incorporated herein by reference.

Performance-Contingent Restricted Share Units (RSUs). The performance-contingent restricted share units, or RSUs, represent the right to earn common shares in the future. The issuance of common shares, if any, by the Company depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the Measurement Period relative to the TRS for the Measurement Period of companies comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance is below the 25th percentile of the Index REITs, then no shares will be earned. If the Company’s TRS over the performance period is above the 25th, 50th or 75th percentiles of the Index REITs, then a percentage of the awards ranging from 50% to 150% will be earned. Dividends are deemed credited to the RSU accounts and are applied to “acquire” more RSUs for the account at the then-current price per common share. If earned, awards will be paid in common shares in an amount equal to the applicable percentage of the number of RSUs in an account at the end of the Measurement Period. Participants in the program may elect to defer receipt of common shares earned.

The following table sets forth information regarding restricted share units granted to the Named Executive Officers:

Name	Number of Restricted Share Units	Dollar Value (1)

Ronald Rubin	9,478	$385,000
George F. Rubin	7,336	$298,000
Edward A. Glickman	6,721	$273,000
Joseph F. Coradino	7,336	$298,000

(1) The dollar values shown are based on the 20 day average closing price of the Company’s common shares through the day prior to the date of the awards.

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2006 Base Salaries

The following table sets forth the annual base salaries for 2006 for each of the Named Executive Officers:

Name	Base Salary

Ronald Rubin	$530,400
George F. Rubin	$381,888
Edward A. Glickman	$475,000
Joseph F. Coradino	$381,888

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 16, 2006	By: /s/	Bruce Goldman

Bruce Goldman
Executive Vice President, General Counsel and Secretary